KEEGAN, WERLIN & PABIAN, LLP
                                Attorneys At Law
                             21 Custom House Street
                        Boston, Massachusetts 02110-3525
                                 (617) 951-1400
                                                                 Telecopiers:
                                                                 (617) 951-1354
                                                                 (617) 951-0586

                                            June 25, 1997



Essex County Gas Company
7 North Hunt Road
Amesbury, Massachusetts  01913

          Re: Registration of 200,000 Shares of Essex County Gas Company Common Stock with the Securities and Exchange Commission

Ladies and Gentlemen:

     We have acted as special counsel to Essex County Gas Company (formerly Haverhill Gas Company) (the "Company"), a Massachusetts corporation, in connection with certain regulatory matters relating to the issuance of 200,000 shares of the Company's common stock pursuant to the Company's Dividend Reinvestment and Common Stock Purchase Plan (the "Plan"). The Company has
requested us to provide this opinion in connection with the preparation and filing of a Registration Form S-3 (the "Registration Statement") by the Company under the Securities Act of 1933, as amended, in connection with the authorization and issuance of 200,000 shares of common stock.

     The opinions expressed herein are based on the examination and the discussion, assumptions and exceptions set forth below.

Essex County Gas Company
June 25, 1997
Page 2

In preparing this opinion, we have reviewed:

         1.    the Company's Articles of Organization, as amended;

         2.    the by-laws of the Company;

         3.    certain votes adopted by the board of directors of the Company;

         4.    a  certificate  of legal  existence of the Company of recent date
               issued   by  the   Secretary   State  of  the   Commonwealth   of
               Massachusetts;

         5. the Order of the Massachusetts Department of Public Utilities in Essex County Gas Company, D.P.U. 96-121 (May 14, 1997), relating to the issuance of Common Stock as described in the Registration Statement.

     We have made such examination of Massachusetts law as we have deemed relevant for the purposes of this opinion, but we have not made an independent review of the laws of any state other than the Commonwealth of Massachusetts. We have not made an independent review of other federal laws. Accordingly, all opinions rendered herein are limited to the existing laws of the Commonwealth of Massachusetts as applied by courts located in Massachusetts, as amended, all as in effect on the date hereof. We express no opinion as to choice of laws or as to the laws of any other jurisdiction. In addition, we express no opinion as to any antitrust or securities law (except such portion of M.G.L. c. 164 as may be considered securities laws), Federal Reserve Board margin regulations, pension and employee benefit laws and regulations (e.g., ERISA), Federal and state labor laws, local law, fraudulent transfer and fraudulent conveyance laws, any law or regulation relating to intellectual property, and Federal and state health and safety laws and regulations.

Essex County Gas Company
June 25, 1997
Page 3


     We have assumed that all applicable laws and regulations have been duly enacted and validly promulgated, that all regulatory agencies, boards and commissions have been duly constituted, that all public officials and all members of said agencies, boards and commissions have been duly appointed and are lawfully holding the positions to which they have been elected or appointed, and that any actions taken by them under delegated authority are undertaken pursuant to properly delegated authority.

     In our examination and in rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, and the power and authority of all persons, other than officers of the Company, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity and completeness of the originals of such latter documents.

     We have assumed that the constitutionality or validity of a relevant statute, rule, regulation or agency act is not in issue unless a reported decision in the relevant jurisdiction has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity.

     Based on the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

          1. The Company is a corporation duly and validly existing under the laws of the Commonwealth of Massachusetts.

          2.   The  Shares  have  been  duly   authorized  and  when  issued  in
               accordance with the Plan will be validly issued, fully paid and nonassessable.

Essex County Gas Company
June 25, 1997
Page 4


         3. All required proceedings before the Massachusetts Department of Public Utilities in connection with the authorization, issuance and sale of the Shares have been completed, and all consents, approvals, authorizations or other orders of the Massachusetts Department of Public Utilities that are required for the valid issuance and sale of the Shares as contemplated in the Prospectus have been duly and properly obtained and remain valid and in effect. (See, Essex County Gas Company, D.P.U.
               96-121, May 14, 1997).

     This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose and may not be furnished to, quoted to, or relied upon by any other person for any purpose without our prior written consent.

                                        Very truly yours,

                                        /S/ Keegan, Werlin & Pabian

                                        Keegan, Werlin & Pabian, LLP
                                        21 Custom House Street
                                        Boston, MA  02110



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